Exhibit 23.1

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-3800
info@staleyokada.com
www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the Electrum Mining Limited registration statement, on Form SB-2, of our report dated November 5, 2004, accompanying the financial statements of Electrum Mining Limited for the period from incorporation (August 4, 2004) to September 30, 2004 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

"Staley, Okada & Partners"

November 24, 2004	STALEY, OKADA & PARTNERS
Chartered Accountants